Exhibit 99.1

BMHC Declares Quarterly Cash Dividend

SAN FRANCISCO, December 7, 2007 - Building Materials Holding Corporation (BMHC) (NYSE: BLG), today announced that its Board of Directors declared a fourth quarter 2007 cash dividend of $0.10 per common share. The dividend is payable on or about January 11, 2008 to common shareholders of record as of December 21, 2007.

About BMHC
BMHC, a Fortune 1000 company, is one of the largest providers of residential construction services and building materials in the United States. We serve the homebuilding industry through two subsidiaries: SelectBuild provides construction services to high-volume production homebuilders in key growth markets across the country; BMC West distributes building materials and manufactures building components for professional builders and contractors in the western and southern states. To learn more about BMHC, visit our website at www.bmhc.com.

CONTACTS:
•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC
+1.415.627.9100
•	Lisa Laukkanen, The Blueshirt Group for BMHC
+1.415.217.4967
lisa@blueshirtgroup.com